INSO CORPORATION

EMPLOYMENT AGREEMENT


AGREEMENT effective the 1st day of April, 1999, by and between Inso Corporation, a Delaware corporation with principal offices at 31 St. James Avenue, Boston, MA 02116 ("Inso"), and Stephen O. Jaeger, residing at 11 Topstone Road, Redding, Connecticut, 06896-1810 ("Executive").

The parties hereto, intending to be legally bound, hereby agree upon the following terms of employment of the Executive by Inso.

1.	Position and Responsibilities.

		(A)	Title.  Executive shall serve as Chief Executive
Officer ("CEO") and Chairman of the Board of Inso, subject to the terms and conditions set forth in this Agreement.

(B)	Services.  During the term of this Agreement,
Executive agrees to undertake such activities on behalf of Inso as the Board of Directors from time to time requests, and Executive shall exercise such powers and perform such duties in relation to the business and affairs of Inso as may from time to time be vested in him or requested by the Board of Directors of Inso. Executive shall at all times report to, and his activities shall at all times be subject to the direction and control of, the Board of Directors of Inso. Inso specifically acknowledges that Executive is a non-executive director of Strategic Diagnostics, Inc. and is an executive director and a principal investor in PharmaCom Group, Inc., a privately held educational marketing company based in Stamford, Connecticut. These activities require the Executive's periodic attention but not to the extent that Executive is unable to devote substantially all of his business time, attention and services to the diligent, faithful and competent discharge of such duties for the successful operation of Inso's business.

	Inso specifically acknowledges, understands and agrees that Executive shall continue to maintain his principal residence in Connecticut and that he shall not be required to establish his principal residence and only office in the metropolitan Boston area; there shall be no established minimum number of days per month in which Executive shall be required to work in Inso's metropolitan Boston offices.

2.	Compensation: Base Salary, Bonus, Stock Options and Other
Benefits. The following compensation shall be payable to the Executive during the term of his employment as CEO of Inso. The Executive's compensation package shall be reviewed annually by the Board of Directors.

(A)	Base Salary. The Executive's initial base salary
shall be Two Hundred and Sixty Thousand Dollars ($260,000) per year. Such salary shall be payable in conformity with Inso's customary practices for executive compensation as such practices shall be established or modified from time to time. Salary payments shall be subject to all applicable federal and state withholding, payroll and other taxes.

		(B)	Bonus.  The Executive's target annual bonus shall
be sixty percent (60%) of his then-current base salary, payable at the discretion of the Board of Directors based upon the provisions of Inso's cash incentive compensation plan for senior executives.

(C)	Stock Options.  Effective May 6, 1999, Executive
shall be granted Stock Options to purchase One Hundred Thousand (100,000) shares of Inso's common stock as follows: 85,185 shall be Non-qualified Stock Options, and 14,815 shall be Incentive Stock Options. Such options shall have an exercise price of $6.75 per share, and shall be subject to vesting as follows:

(i)	Options (of which 4,938 are Incentive Stock
Options, and 28,395 are Non-qualified Stock
Options) to purchase 33,333 shares shall vest on the earlier to occur of (1) March 31, 2000, and (2) the date of Executive's termination of employment as CEO of Inso.
Notwithstanding the foregoing, if prior to March 31, 2000 the Executive terminates his employment as CEO of Inso other than for Good
Reason or Inso terminates the employment of the Executive as CEO for Cause, then no options shall vest under this subsection
2(C)(i).

(ii)	Options (of which 4,938 are Incentive Stock
Options, and 28,395 are Non-qualified Stock
Options) to purchase an additional 33,333 shares shall vest on the earlier to occur of
(1) March 31, 2001, and (2) the date of
Inso's termination of Executive's employment as CEO of Inso other than for Cause, so long as such date is between April 1, 2000 and March 30, 2001. Notwithstanding the foregoing, if prior to March 31, 2001, the Executive terminates his employment as CEO of Inso for any reason or Inso terminates the employment of the Executive as CEO of Inso for Cause, then no options shall vest under this subsection 2(C)(ii);

(iii)	Options (of which 4,939 are Incentive Stock
Options, and 28,395 are Non-qualified Stock
Options) to purchase an additional 33, 334 shares shall vest on the earlier to occur of
(1) March 31, 2002, and (2) the date of
Inso's termination of Executive's employment as CEO of Inso other than for Cause, so long as such date is between April 1, 2001 and March 30, 2002. Notwithstanding the foregoing, if prior to March 31, 2002, the Executive terminates his employment as CEO of Inso for any reason or Inso terminates the employment of the Executive as CEO of Inso for Cause, then no options shall vest under this subsection 2(C)(iii).

(D) Benefits. Inso shall provide Executive with such medical, dental, vision care, life insurance, disability, 401(K) and other benefits as it makes available to Inso's Chief Operating Officer. Such participation shall be subject to (i) the terms of the applicable plan documents, and (ii) generally applicable Inso policies. A copy of Inso's current policies will be provided to you in a separate letter from Inso's HR department.

(E) Vacation. Executive shall be entitled to four (4) weeks of vacation per year, to be taken at such times and at such intervals as shall be determined by Executive, subject to the reasonable business needs of Inso.

(F) Expenses. It is understood that Executive will from time to time incur reasonable expenses in conjunction with his employment. Inso will reimburse the Executive for any such expenses in accordance with Inso's policies. Without limitation, Inso shall reimburse the Executive for the reasonable cost of renting an apartment in the Boston area and associated living expenses, as well as for the cost of travel between Inso's principal office and the Executive's residence(s).

3.	Nondisclosure. The Nondisclosure Agreement entered into by
the Executive and Inso on April 27, 1999, shall remain in full force and effect, and is incorporated herein by reference.

4.	Indemnification and Insurance. From and after the date of
this Agreement, the Executive shall continue to be entitled to indemnification as an "Officer" of Inso in accordance with
Article V of Inso's By-laws as in effect as of the date of this Agreement, notwithstanding any subsequent amendment to such By-laws. The term "Officer" shall have the meaning set forth in
Article V of Inso's By-laws. Inso agrees to maintain Director and Officer liability insurance coverage in an amount not less than $10,000,000.

5.	Definitions.  The following definitions shall apply with
respect to this Agreement:

5.1	The following, as determined by the Board in its
reasonable judgment, shall constitute "Cause" for termination of the Executive's employment as CEO of Inso: (i) Executive's failure to perform, or material negligence in the performance of, his duties and responsibilities to Inso; (ii) material breach by Executive of any provision of this Agreement; (iii) other conduct by Executive that is materially harmful to the business, interests or reputation of Inso; (iv) an act of fraud, embezzlement or theft in connection with Executive's duties to Inso or in the course of his employment with Inso, or (v) gross misconduct which is demonstrably and materially injurious to Inso.

	5.2	"Disability" shall be deemed to have occurred if
Executive becomes disabled during his employment under this Agreement through any illness, injury, accident or condition of either a physical or psychological nature and, as a result, is unable to perform substantially all of his duties and responsibilities hereunder for ninety (90) days during any period of three hundred and sixty-five (365) consecutive calendar days. If any question arises as to whether during any period Executive is so disabled, Executive shall, at the request of Inso or the Board of Directors, submit to a medical examination by a physician selected by Inso or the Board of Directors to determine whether Executive is so disabled. Such determination shall, for the purposes of this Agreement, be conclusive of the issue. If this question arises and Executive does not submit to the medical examination, the Board of Director's determination of the issue shall be binding on Executive.

5.3	"Good Reason" shall mean any of the following
circumstances:

		(A)	without the Executive's express written consent,
any significant diminution in the Executive's position, duties, responsibilities, power, title or office, including without limitation the hiring and/or promotion by Inso of another individual as CEO;

		(B)	without the Executive's express written consent,
any reduction in the Executive's annual base salary;

		(C)	without the Executive's express written consent,
the failure by Inso to (i) continue in effect any material compensation or benefit plan in which the Executive participates, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, (ii) continue the Executive's participation therein
(or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of his participation relative to other participants or (iii) award cash bonuses to the Executive in amounts and in a manner substantially consistent with past practice in light of Inso's financial performance; or

		(D)	without the Executive's express written consent,
the failure by Inso to continue to provide the Executive with benefits substantially similar to those enjoyed by him under any of Inso's life insurance, medical, health and accident, or disability plans, the taking of any action by Inso which would directly or indirectly materially reduce any of such benefits, or the failure by Inso to provide the Executive with the number of paid vacation days to which he is entitled on the basis of years of service with Inso in accordance with Inso's normal vacation policy.

		(E)	A "Change of Control" of Inso occurs. A "Change in
Control" shall occur or be deemed to have occurred only if any of the following events occur:

			(i)	any "person," as such term is used in
Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (other than Inso, any trustee or other fiduciary holding securities under an employee benefit plan of Inso, any corporation owned directly or indirectly by the stockholders of Inso in substantially the same proportion as their ownership of stock of Inso) is or becomes the "beneficial owner" (as defined in Rule 13(d)(3) under the Exchange Act), directly or indirectly, of securities of Inso representing 33
1/3% or more of the combined voting power of Inso's then outstanding securities (other than as a result of the acquisition of such securities directly from Inso);

			(ii)	during any period of two (2) consecutive
years (specifically including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with Inso to effect a transaction described in paragraph (i),
(iii) or (iv) of this Subsection) whose election by the Board or nomination for election by Inso's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute at least a majority thereof;

			(iii)	the stockholders of Inso approve a
merger or consolidation of Inso with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of Inso outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of Inso or such surviving entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of Inso
(or similar transaction) in which no person (as hereinabove defined), other than a person holding more than 50% of the combined voting power of Inso's then outstanding securities immediately prior to such recapitalization, acquires more than 50% of the combined voting power of Inso's then outstanding securities; or

			(iv)	the stockholders of Inso approve a plan of
complete liquidation of Inso or an agreement for the sale or disposition by Inso of all or substantially all of Inso's assets.

6.	Termination.  This Agreement may be terminated at any time
(1) by the Company (a) for any reason other than for Cause on sixty (60) days written notice, and (b) for Cause on thirty (30) days written notice; and (2) by the Executive (a) for any reason other than for Good Reason on sixty (60) days written notice, and
(b) for Good Reason on thirty (30) days written notice.

7.	Effect of Termination of Executive's Employment.

	7.1	Termination by Inso Without Cause; Termination by
Executive for Good Reason; Disability or Death of Executive. Except as otherwise described in Section 7.4 below, in the event of termination of Executive's employment as CEO by Inso without Cause, by Executive for Good Reason, or as a result of Disability or the death of Executive, Executive (or his estate, as the case may be) shall be entitled to the following compensation:

		(A)	Six (6) months of base salary, payable in equal
bi-weekly installments over a twelve (12) month period, beginning on the first day following the effective date of termination;
provided that Executive shall cease to receive such base salary payments should Executive no longer serve as a member of the Board of Directors of Inso, effective on the date that Executive ceases service as a member of the Board of Directors of Inso;

		(B)	All base salary earned through the effective date
of termination, all accrued but unused vacation time earned through the effective date of termination, all then unreimbursed expenses, plus a bonus equal to the greater of (1) $100,000, or
(2) the Executive's pro-rated target annual bonus, based upon the provisions of Inso's cash incentive compensation plan for senior executives, shall be payable to the Executive within thirty (30) days of the effective date of termination;

		(C)	Continued participation in all Inso medical,
dental, vision care, 401(K) and other employee benefit plans to the extent permissible under those plans for a period of twelve
(12) months from the effective date of termination;

		(D)	Stock options shall vest as per the terms of
Section 2(C) above. Executive shall have ninety (90) days from the effective date of termination to exercise any unexercised vested options; and

		(E)	Should Executive remain a member of the Board of
Directors in any capacity other than as described in Section 7.4 below, such other remuneration as is reasonably determined by the Compensation Committee of the Board to properly compensate the Executive for his continuing activities as a member of the Board of Directors.

	7.2	Termination by Executive other than for Good Reason. In
the event of termination of Executive's employment as CEO by Executive other than for Good Reason, Executive shall be entitled to the following compensation:

		(A)	All base salary earned through the effective date
of termination, all accrued but unused vacation time, all then unreimbursed expenses, plus a pro-rated target annual bonus, based upon the provisions of Inso's cash incentive compensation plan for senior executives, shall be payable to the Executive within five (5) days of the effective date of termination; and

(B)	Stock options shall vest as per the terms of Section
2(C) above. Executive shall have ninety (90) days from the effective date of termination to exercise any unexercised vested options.

	7.3	Termination by Inso for Cause. In the event of the
termination of Executive's employment as CEO by Inso for Cause, Executive shall be entitled to the following compensation:

		(A)	All base salary earned through the effective date
of termination, all accrued but unused vacation time earned through the effective date of termination, and all then unreimbursed expenses, shall be payable to the Executive within five (5) days of the effective date of termination; and

(B)	Stock options shall vest as per the terms of Section
2(C) above. Executive shall have ninety (90) days from the effective date of termination to exercise any unexercised vested options.


	7.4	Termination as CEO; Retention of Strategic Role. In the
event of termination of Executive's employment as CEO by Inso without Cause or by Executive for Good Reason pursuant to Section
7.1 above, should Executive at the behest of Inso or the Board of Directors retain a strategic role in implementing key Inso policies, whether as Chairman of the Board or otherwise, then in lieu of the compensation described in Section 7.1 above, Executive shall be entitled to the following compensation:

(A)	An initial base salary of $120,000 per year, subject to
annual review by the Board, payable in equal bi-weekly installments, beginning on the effective date of the termination of Executive's employment as CEO of Inso and continuing for so long as Executive serves in such strategic role;

		(B)	Solely for the year in which Executive's
employment as CEO of Inso is terminated, a bonus equal to the greater of (1) $100,000, or (2) the Executive's pro-rated target annual bonus, based upon the provisions of Inso's cash incentive compensation plan for senior executives;

		(C)	Continued participation in all Inso medical,
dental, vision care, 401(K) and other employee benefit plans to the extent permissible under those plans, for so long as Executive serves in such strategic role;

		(D)	Stock options shall vest as per the terms of
Section 2(C) above. Exercise of any unexercised vested options shall be per the terms of Inso's Stock Option Plan; and

		(E)	For so long as Executive serves in such strategic
role, Executive shall receive annual grants of Non-qualified
Stock Options to purchase 10,000 shares of Inso's common stock, the first such grant to be on the effective date of the termination of Executive's employment as CEO of Inso.

8.	Governing Law.  This Agreement shall be governed by and
construed in accordance with the internal laws of the Commonwealth of Massachusetts and shall be deemed to be performed in Massachusetts. Each party consents to the jurisdiction of the courts of Massachusetts for the resolution of any dispute with respect to this Agreement.

9.	Severability.  In case any one or more of the provisions
contained in this Agreement or the other agreements executed in connection herewith for any reason shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or such other agreements, but this Agreement or the such other agreements, as the case may be, shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein or therein.

10.	Waivers and Modifications.  This Agreement may be modified,
and the rights, remedies and obligations contained in any provision hereof may be waived, only in accordance with this paragraph 10. No waiver by either party of any breach by the other or any provision hereof shall be deemed to be a waiver of any later or other breach thereof or as a waiver of any other provision of this Agreement. This Agreement (including any exhibits hereto) sets forth all of the terms of the understandings between the parties with reference to the subject matter set forth herein and may not be waived, changed, discharged orally or by any course of dealing between the parties, but only by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

11.	Assignment.  Executive acknowledges that the services to be
rendered by him are unique and personal in nature. Accordingly, Executive may not assign any of his rights or delegate any of his duties or obligations under this Agreement. The rights and obligations of Inso under this Agreement shall inure to the benefit of, and shall be binding upon, the successors and assigns of Inso.

12.	Miscellaneous.  All payments made by Inso under this
Agreement shall be reduced by any tax or other amounts required to be withheld by Inso under applicable law. The headings and captions in this Agreement are for convenience only and in no way define or describe the scope or content of any provision of this Agreement. This Agreement may be executed in two (2) or more counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

13.	Attorney's Fees.  Inso shall pay Executive's reasonable
attorney's fees incurred by Executive in connection with this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written as an instrument under seal.


Inso Corporation					         Stephen O. Jaeger

/s/ Kirby A. Mansfield				/s/ Stephen O. Jaeger
__________________________		  ___________________________
signature

Kirby A. Mansfield
__________________________
print name

President and COO
__________________________
title